SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2009

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective March 25, 2009, Simmons Bedding Company (“Simmons Bedding”), a subsidiary of Simmons Company, entered into (i) the First Amendment to Second Forbearance Agreement; Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement and Second Amendment to the Pledge and Security Agreement (the “Amendment to the Second Forbearance Agreement”) with its senior lenders and (ii) the Amendment No. 1 to Forbearance Agreement to Indenture (“Amendment to the Notes Forbearance Agreement”) with certain of the holders of its 7.875% senior subordinated notes (“Notes”), pursuant to which each of the senior lenders and the holders of the Notes provided for an extension of the forbearance periods under their respective forbearance agreements with Simmons Bedding through May 31, 2009 .  Both agreements include an option to further extend their respective forbearance periods through July 31, 2009 upon satisfaction of certain conditions.

Under the Amendment to the Second Forbearance Agreement, the senior credit facility was amended to, among other things, increase the applicable margin for both revolving loans and tranche D term loans to either Base Rate plus 6.25% per annum or Eurodollar Rate plus 7.25% per annum.  In addition, during the forbearance period, as extended by the Amendment to the Second Forbearance Agreement, Simmons Bedding must, in addition to the other covenants set forth in the Second Forbearance Agreement, (a) provide the legal and financial advisors to the senior lenders with weekly updates on Simmons Bedding's ongoing restructuring process and (b) facilitate a meeting between certain senior lenders and the entity or entities that Simmons Bedding has selected to sponsor a restructuring proposal on or before April 17, 2009.

Under the Amendment to the Notes Forbearance Agreement, Simmons Bedding agreed to (i) pay each approving holder of the Notes a fee of 0.5% of the aggregate outstanding amount of such holder’s Notes, (ii) provide the legal and financial advisors to certain holders of Notes with weekly updates on Simmons Bedding's ongoing restructuring process and (iii) facilitate a meeting between certain holders of Notes and the entity or entities that Simmons Bedding has selected to sponsor a restructuring proposal on or before April 17, 2009.

The final version of the Amendment to the Second Forbearance Agreement and the Amendment to the Notes Forbearance Agreement is filed with this Form 8-K as Exhibits 10.1 and 10.2, and their contents are incorporated by reference into this Item 1.01.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1           First Amendment to Second Forbearance Agreement; Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement and Second Amendment to the Pledge and Security Agreement.

10.2           Amendment No. 1 to Forbearance Agreement to the Indenture

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	March 30, 2009